Exhibit 3.1

STATE OF GEORGIA Secretary of State Corporations Division 313 West Tower 2 Martin Luther King, Jr. Dr. Atlanta, Georgia 30334-1530 CERTIFICATE OF AMENDMENT NAME CHANGE I, Brad Raffensperger, the Secretary of State and the Corporation Commissioner of the State of Georgia, hereby certify under the seal of my office that FICAAR, INC. a Domestic Profit Corporation has filed articles/certificate of amendment in the Office of the Secretary of State on 11/08/2021 changing its name to HFactor, Inc. a Domestic Profit Corporation and has paid the required fees as provided by Title 14 of the Official Code of Georgia Annotated. Attached hereto is a true and correct copy of said articles/ certificate of amendment. WITNESS my hand and official seal in the City of Atlanta and the State of Georgia on 11/10/2021.

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ARTICLES OF AMENDMENT *Electronically Filed* Secretary of State Filing Date: 11/8/2021 6:12:47 PM Business Name : FICAAR, INC. Control Number 0131025 The entity hereby adopts an amendment to change its name to the following new business name: New Business Name : HFactor, Inc. Effective Date : 11/08/2021 The date of the adoption of the amendment was: 09/02/2021 The amendment was duly adopted by the following method : The amendment was adopted by the board of directors without shareholder action as shareholder action was not required. The date of the adoption of the amendment was: 09/02/2021 The undersigned does hereby certify that a request for publication of a notice of the filing of articles of amendment to change the corporations name along with the publication fee of $40.00 has been forwarded to the legal organ of the county of the registered office as required by O.C.G.A. 14-2-1006.1. Authorizer Signature : Gail Levy Authorizer Title : Officer